AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2017 INVESTMENT COMPANY ACT FILE NO. 811-22872
U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940 ☒
AMENDMENT NO.5 ☒

Steben Select Multi-Strategy Master Fund
(Exact name of Registrant as specified in charter)

9711 Washingtonian Blvd. Suite 400 Gaithersburg, Maryland 20878 (Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (240) 631-7600
Francine J. Rosenberger, Esq. c/o Steben & Company, Inc. 9711 Washingtonian Blvd. Suite 400 Gaithersburg, Maryland 20878 (Name and address of agent for service)
PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
George J. Zornada K&L Gates LLP One Lincoln Street Boston, Massachusetts 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act and the regulations thereunder. Investments in the Registrant’s securities may be made only by U.S. and foreign investment companies or other investment vehicles that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

STEBEN SELECT MULTI-STRATEGY MASTER FUND

CROSS REFERENCE SHEET
PARTS A AND B

ITEM NUMBER	CAPTION	LOCATION IN PART A or PART B

1.	Outside Front Cover	Not Applicable
2.	Inside Front and Outside Back Cover Page	Not Applicable
3.	Fee Table and Synopsis	Fee Table
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	Not Applicable
6.	Selling Shareholders	Not Applicable
7.	Use of Proceeds	Not Applicable
8.	General Description of the Registrant	General Description of the Registrant
9.	Management	Management
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents	Not Applicable
14.	Cover Page	Not Applicable
15.	Table of Contents	Not Applicable
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies	Investment Objective and Policies
18.	Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Advisory and Other Services	Investment Advisory and Other Services
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Status	Tax Status
24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 of Steben Select Multi-Strategy Fund (the “Feeder Fund”), as filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2017 (the “Feeder Fund’s Registration Statement on Form N-2”). The Feeder Fund and the Steben Select Multi-Strategy Master Fund (the “Master Fund”) are organized in what is commonly referred to as a “master-feeder” structure. The Feeder Fund is one of two feeder funds in this “master-feeder” structure and the Master Fund anticipates that it may from time to time permit additional feeder funds to the Feeder Fund to invest in the Master Fund.

ITEM 3. FEE TABLE.

This table describes the approximate fees and expenses that you will pay if you buy and hold shares in the Master Fund.

Annual Expenses (as a percentage of average net assets of the Master Fund):

Annual Expenses (as a percentage of net assets of the Master Fund):
Management Fee	1.25%
Other Expenses(1)	0.15%
Acquired Fund Fees and Expenses(2)	6.85%
Total Annual Expenses(3)	8.25%

(1)	Other Expenses include operating expenses for the Master Fund (including professional fees, transfer agency fees, offering costs and other operating expenses). All Master Fund expenses are reflected in the table above. Pursuant to an Operating Services Agreement with the Master Fund, the Master Fund pays the Investment Manager 0.15% of the Master Fund’s monthly assets and the Investment Manager has contractually agreed to pay all of the Master Fund’s ordinary expenses including the Master Fund’s organizational and offering expenses but not the following Master Fund expenses: the Management Fee, borrowing costs, interest expenses, brokerage commissions and other transaction and investment-related costs, Portfolio Fund and Portfolio Fund Manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Master Fund’s business. The Operating Services Agreement may be terminated at any time by the Board.
(2)	Represents fees and expenses of the Portfolio Funds in which the Master Fund invested during the period ended March 31, 2017. It is based on the assets invested in each Portfolio and the fees and expenses including incentive fees or allocations charged by each Portfolio Fund. The Portfolio Funds in which the Master Fund invests generally charge between 20% and 35% of net profits as an incentive fee or allocation. Amounts incurred by the Master Fund may be substantially higher or lower in the future because (i) the performance of the Portfolio Funds may fluctuate resulting in different incentive fees paid to Portfolio Fund Managers and (ii) the Master Fund may invest in different Portfolio Funds from time to time.
(3)	The “Total Annual Expenses” of the Master Fund disclosed above differs from the ratio of expenses to average net assets (Fund expense ratio) that is included in the Financial Highlights section of the financial statements in the Master Fund’s annual report. The financial statements that appear in the Master Fund’s Shareholder reports depict the Master Fund’s direct expenses and do not include in expenses the portion of Acquired Fund Fees and Expenses that represent costs incurred at the Portfolio Fund level, as required to be disclosed in the above table.

The purpose of the table below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. The example is based on the fees and expenses as set forth in the table above, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Master Fund.

Example	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:	$81	$235	$380	$702

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund is a statutory trust formed under the laws of the State of Delaware on June 24, 2013. Shares in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the “Securities Act”). Investments in the Master Fund may be made only by “accredited investors,” as defined in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

The Master Fund’s objective is to seek to seek capital appreciation with low long-term correlation to traditional public equity and fixed income markets. Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective,” “Investment Program,” “Borrowing and Use of Leverage by the Fund and the Master Fund,” ”Risk Factors and Types of Investments” and “Limits of Risk Disclosures” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 9. MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the section entitled “Management of the Fund” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund. The following list identifies the specific sections of the Feeder Fund’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference, to the extent applicable to the Master Fund.

Item 9.1(a)	Management of the Fund - Board of Trustees

Item 9.1(b)	Management of the Fund - Investment Manager

Item 9.1(c)	Management of the Fund - BAAM

Item 9.1(d)	Management of the Fund - Other Service Providers to the Fund

Item 9.1(e)	Management of the Fund - Other Service Providers to the Fund

Item 9.1(f)	Management of the Fund - BAAM

Item 9.1(g)	Not Applicable

Item 9.2(a)	Not Applicable

Item 9.2(b)	Not Applicable

Item 9.2(c)	Not Applicable

Item 9.2(d)	Not Applicable

ITEM 9.3 CONTROL PERSONS

As of March 31, 2017, the Steben Select Multi-Strategy Partners LP may be deemed to control the Master Fund. To the extent that any investor is the beneficial owner of more than 25% of the outstanding Shares of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. A control person may be able to dictate the outcome of voting on any matters as to which Shareholders may be entitled to vote, potentially to the detriment of such Shareholders.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

The Master Fund is organized as a Delaware statutory trust and intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. The Master Fund’s Declaration of Trust is attached as an exhibit hereto and is incorporated herein by reference. Additional information in response to this item is included in Item 10.4 below.

Distribution Policy

Dividends will generally be paid at least annually on the Master Fund’s Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Portfolio Funds in whose securities the Master Fund invests will not pay any dividends, and this, together with the Master Fund’s expenses, means that there can be no assurance the Master Fund will have substantial income or pay dividends. The Master Fund is not a suitable investment for any investor who requires dividend income.

It is anticipated that any gains or appreciation in the Master Fund’s investments will be treated as ordinary income. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Shareholders that are subject to tax.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually. The NAV of each Share (or portion thereof) that you own will be reduced by the amount of the distributions or dividends that you actually or constructively receive from that Share (or portion thereof).

Automatic Dividend Reinvestment Plan

Pursuant to the Dividend Reinvestment Plan established by the Master Fund, each Shareholder will automatically be a participant under the Dividend Reinvestment Plan and have all income distributions, whether dividend distributions and/or capital gains distributions, automatically reinvested in additional Shares. Election not to participate in the Dividend Reinvestment Plan and to receive all income distributions, whether dividend distributions or capital gain distributions, in cash may be made by notice to a Shareholder’s intermediary (who should be directed to inform the Master Fund). A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. A Shareholder whose Shares are registered in the name of a nominee (such as an Intermediary) must contact the nominee regarding its status under the Dividend Reinvestment Plan, including whether such nominee will participate on such Shareholder’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the Dividend Reinvestment Plan will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the Dividend Reinvestment Plan.

Shares will be issued pursuant to the Dividend Reinvestment Plan at their NAV determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request must be received by the Master Fund before the record date to be effective for that dividend or capital gain distribution. The Master Fund may terminate the Dividend Reinvestment Plan at any time upon written notice to the participants in the Dividend Reinvestment Plan. The Master Fund may amend the Dividend Reinvestment Plan at any time upon 30 day’s written notice to the participants. Any expenses of the Dividend Reinvestment Plan will be borne by the Master Fund.

ITEM 10.2. LONG-TERM DEBT.

Not applicable.

ITEM 10.3. GENERAL.

Not applicable.

ITEM 10.4. TAXES.

It is expected that the Master Fund will be a “nonpublicly offered regulated investment company.” Very generally, pursuant to Treasury Department regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Master Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Internal Revenue Code of 1986, as amended.

Other information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 10.5. OUTSTANDING SECURITIES.

Title of Class	Authorized	Amount of Shares Held by the Master Fund for its Account	Amount of Shares Outstanding as of March 31, 2017
Shares of Beneficial Interest	Unlimited	0	6,018,879

ITEM 10.6. SECURITIES RATINGS.

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

Not Applicable.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION (“SAI”).

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund’s Registration Statement on Form N-2.

ITEM 14. COVER PAGE OF SAI.

Not applicable.

ITEM 15. TABLE OF CONTENTS.

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17. INVESTMENT OBJECTIVES AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment process, is incorporated by reference from the sections entitled “Investment Program” and “Risks Factors and Types of Investments” in the Feeder Fund’s prospectus, and from the sections entitled “Additional Investment Policies and Practices,” and “Fundamental Policies” in the Feeder Fund’s statement of additional information (the “Feeder Fund SAI”), included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 18. MANAGEMENT.

Approval of the Agreements with the Investment Manager

A discussion regarding the basis for the Board of Trustees’ approval of the Master Fund’s investment management agreement with Steben & Company, Inc. (the “Investment Manager”) will be available in the Master Fund’s regular semi-annual report.

Other Information

Information about the Trustees and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Trustees, and the committees of the Master Fund is incorporated by reference from the section titled “Board of Trustees, Officers and Portfolio Management,” and “Investment Manager” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2017, Steben Select Multi-Strategy Partners LP may be deemed to control the Master Fund. To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. A control person may be able to dictate the outcome of voting on any matters as to which Shareholders may be entitled to vote; potentially to the detriment of such Shareholders.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Management of the Fund” in the Feeder Fund’s prospectus and the sections entitled “Investment Manager,” “Administration and Transfer Agent,” “Custodian,” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Feeder Fund SAI, included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 21. PORTFOLIO MANAGERS.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Management of the Fund” in the Feeder Fund’s prospectus and the section entitled “Investment Manager” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Investment Program” in the Feeder Fund’s prospectus and the section entitled “Brokerage Transactions” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 23. TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund’s prospectus and the section entitled “Additional Taxation Discussion” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 24. FINANCIAL STATEMENTS.

The Master Fund’s audited financial statements for the fiscal year ended March 31, 2017 are incorporated herein by reference to the Master Fund’s annual report dated March 31, 2017, as filed on Form N-CSR (File No. 811-22872) on June 6, 2017, SEC Accession No. 0001144204-17-031269. The Master Fund will furnish, without charge, a copy of the March 31, 2017 annual report to each person to which this document is given, and will furnish, without charge, a copy of such annual report upon request to Steben Select Multi-Strategy Master Fund, 9711 Washingtonian Boulevard, Suite 400, Gaithersburg, MD 20878, (240) 631-7600.

PART C:
OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)	Financial Statements:
Included in Part A: None

Included in Part B: The following financial statements are incorporated by reference into Part B of this Registration Statement:

    (i)      Statement of Assets and Liabilities, March 31, 2017*.

    (ii)     Schedule of Investments, March 31, 2017*.

    (iii)    Statement of Operations, March 31, 2017*.

    (iv)    Statement of Changes in Net Assets, March 31, 2017*.

    (v)     Statement of Cash Flows, March 31, 2017*.

    (vi)    Notes to Financial Statements, March 31, 2017*.

    (vi)    Supplemental Information, March 31, 2017*.

(2)	Exhibits
	(a)(1)	Certificate of Trust of Steben Select Multi Strategy Master Fund (the “Registrant”)[1].
	(a)(2)	Declaration of Trust of the Registrant[1].
	(b)	Bylaws of the Registrant[1].
	(c)	Not applicable
	(d)	Refer to Exhibit (a)(2)
	(e)	Dividend Reinvestment Plan[1].
	(f)	Not applicable
	(g)	Form of Investment Management Agreement between the Registrant and Steben & Company, Inc. (“SCI”) [1].
	(h)	Not applicable
	(i)	Not applicable
	(j)	Form of Custodian Agreement[1].
	(k)(1)	Form of Administration Agreement[1].
	(k)(2)	Form of Operating Services Agreement between Registrant and SCI[1].
	(k)(3)	Form of Fund Accounting Servicing Agreement between Registrant, Steben Select Multi-Strategy Fund and U.S. Bancorp Fund Services, LLC[1].
	(l)	Not applicable
	(m)	Not applicable
	(n)	Consent of KPMG LLP – filed herewith.
	(o)	Not applicable
	(p)	Investment Letter[1]

(q)	Not applicable
(r)(1)	Form of Rule 17j-1 Code of Ethics of the Registrant[1].
(r)(2)	Form of Rule 17j-1 Code of Ethics of SCI[1].

* Incorporated by reference to the Registrant’s and Steben Select Multi-Strategy Fund’s respective Form N-CSRs filed with the Securities and Exchange Commission on June 6, 2017 (Accession Nos. 0001144204-17-031269 and 0001144204-17-031264).

(1)       Incorporated by reference to Registrant’s initial registration statement on Form N-2, filed with the Securities and Exchange Commission on July 26, 2013 (Accession No. 0001144204-13-041486).

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

Not Applicable

Item 28. Persons Controlled by or Under Common Control With Registrant

The following entities may be considered to be under common control with Registrant:

Steben Select Multi-Strategy Fund

Steben Alternative Investment Funds

Item 29. Number of Holders of Securities

At July 1, 2017

Title of Class	Number of Record Holders
Shares of Beneficial Interest, no par value	Record holders of Shares: 3

Item 30. Indemnification

Sections 6.5, 6.6 and 6.7 of the Registrant’s Declaration of Trust state as follows:

Section 6.5 — Indemnification.

(a) Subject to the exceptions and limitations contained in subsection (b) below:

(i) every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 6.5 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section 6.5; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 6.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article VI or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 6.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 6.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VI; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable.

Section 6.6 – Further Indemnification

Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 7.4 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VI.

Section 6.7 – Indemnification of Shareholders

(a) No Shareholder of the Trust or of any Series or Class shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

(b) In case any Shareholder or former Shareholder of any Series or Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series or Class and satisfy any judgment thereon from the assets of the Series or Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series or Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section 6.7 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series or Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 3 of Article IX of the Registrant’s Bylaws state as follows:

Section 3. Advance Payment of Indemnifiable Expenses.

Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification.

Section 14 of the Registrant’s Investment Management Agreement states as follows:

14.         Indemnification.

(a)       The Fund will indemnify the Advisor and any Advisor Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b)       Notwithstanding any of the foregoing, the provisions of this paragraph 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

Item 31. Business and Other Connections of Investment Adviser

SCI is the investment adviser to the Registrant, and its business is incorporated by reference in Part A and Part B of this Registration Statement. Information as to any other businesses, professions, vocations or employments of a substantial nature engaged in by officers of SCI during the last two fiscal years is incorporated by reference to Form ADV filed by the Adviser with the SEC under the Investment Advisers Act of 1940, as amended (SEC File No. 801-64686).

Item 32. Location of Accounts and Records

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of the Investment Manager and other services providers.

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, Steben Select Multi-Strategy Master Fund has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg and State of Maryland, on the 28th day of July, 2017.

STEBEN SELECT MULTI-STRATEGY MASTER FUND

By:	/s/ Kenneth E. Steben
Name:	Kenneth E. Steben
Title:	Chief Executive Officer

INDEX TO EXHIBITS

(n)	Consent of KPMG LLP